UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2011

MedClean Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-03125	21-0661726
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

3 Trowbridge Drive
Bethel, CT 06801
(Address of principal executive offices, including zip code)

(203) 798-1080
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 17, 2011, MedClean Technologies, Inc. (the “Company”) determined that the audited financial statements as of and for the year ended December 31, 2010, and each of the unaudited financial statements for the interim periods ended June 30, 2010, September 30, 2010, and March 31, 2011, did not properly account for the certain items and, as a result, should not be relied upon.  The Company is in the process of finalizing the quantification of the impact of the accounting errors on the Company’s previously reported financial statements, but preliminary estimates of the impact are provided in the following discussion.

Classification and Recognition of Certain Derivative Liabilities in Accordance with ASC 815-40-25

The Company determined that FASB Accounting Standards Codification Topic 815-40-25, “Derivatives and Hedging - Contracts in Entity’s Own Equity” (“ASC 815-40”), should have been applied to the convertible debt agreements entered into by the Company as of April 1, 2010, which would have resulted in the Company classifying and recognizing certain conversion features as liabilities rather than as stockholders equity due to the Company not having ample authorized and unissued shares to share settle the conversion option.  The correction of the error has a material impact on the Company’s previously issued financial statements, including the audited financial statements as of and for the year ended December 31, 2010, and each of the unaudited financial statements for the interim periods ended June 30, 2010, September 30, 2010, and March 31, 2011.

Company management initially became aware of the possible applicability of ASC 815-40 as a result of the review by their current auditors, during review procedures performed on the Company’s Form 10-Q for the quarter ended June 30, 2011.  ASC 815-40 applies to convertible debt with conversions features that potentially exceed the number of authorized and issued shares and could potentially require the company to cash settle the instrument.   The result is that the conversion option would be classified as a liability and must be bifurcated from the debt host and accounted for as a derivative liability at fair value, with the calculated increase or decrease in fair value being recognized in the Statement of Operations.  Company management prepared a full assessment of the Company’s authorized and unissued shares and concluded that certain of the Company’s convertible debt agreements were within the scope of ASC 815-40, due to the conversion options potentially exceeding the authorized and unissued shares of the Company.

Year Ended December 31, 2010

The estimated impact of the proper application of ASC 815-40 on a pre-tax basis as of and for the year ended December 31, 2010, is debt derivative of $121,000 with a corresponding decrease in stockholders’ equity by $121,000 and a decrease to the pre-tax net loss by $159,000.

Six Months Ended June 30, 2010

The estimated impact on a pre-tax basis of the proper application of ASC 815-40 as of and for the six months ended June 30, 2010, debt derivative of $339,000 with a corresponding decrease in stockholders’ equity by $339,000 and an increase to the pre-tax net loss by $86,000.

Nine Months Ended September 30, 2010

The estimated impact on a pre-tax basis of the proper application of ASC 815-40 as of and for the nine months ended September 30, 2010, debt derivative of $335,000 with a corresponding decrease in stockholders’ equity by $335,000 and an increase to the pre-tax net loss by $83,000.

Three Months Ended March 31, 2011

The estimated impact on a pre-tax basis of the proper application of ASC 815-40 as of and for the three months ended March 31, 2011, debt derivative of $37,000 with a corresponding decrease in stockholders’ equity by $37,000 and an increase to the pre-tax net loss by $414,000.

The restatements do not impact the Company’s previously reported total revenues, cash, cash equivalents or cash flows.

The Company is discussing the foregoing matters with the Company’s former independent registered public accounting firm, Child Van Wagoner & Bradshaw, PLLC.  The Audit Committee has authorized and directed the officers of the Company to, after a proper determination has been made as to the Company’s restatement obligations, take the appropriate and necessary actions to restate its audited financial statements included in the Form 10-K for the period ended December 31, 2010, and the unaudited financial statements included in the Form 10-Q filings for the quarters ended June 30, 2010, September 30, 2010, and March 31, 2011, by filing amendments as soon as practicable.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCLEAN TECHNOLOGIES, INC.

Dated: August 22, 2011	By:	/s/ David Laky
Name: David Laky
Title: Chief Executive Officer